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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(B) OR 12(G) OF THE
                         SECURITIES EXCHANGE ACT OF 1934






                         THE BEAR STEARNS COMPANIES INC.
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             (Exact Name of Registrant as Specified in its Charter)

              DELAWARE                                 13-3286161
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       (State of Incorporation             (I.R.S. Employer Identification No.)
          or Organization)

 245 PARK AVENUE, NEW YORK, NEW YORK
            (212) 272-2000                                         10167
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   (Address and Telephone Number of                              (Zip Code)
     Principal Executive Offices)


If this Form relates to the registration of a class of debt securities and is effective upon filing pursuant to General Instruction A(c)(1) please check the following box. [x]


If this Form relates to the registration of a class of debt securities and is to become effective simultaneously with the effectiveness of a concurrent registration statement under the Securities Act of 1933 pursuant to General Instruction A(c)(2) please check the following box. [_]


            Securities to be registered pursuant to Section 12(b) of the Act:



   Title of Each Class                    Name of Each Exchange on Which
   to be so Registered                    Each Class is to be Registered
   -------------------                    ------------------------------

S&P 500 LINKED NOTES DUE                     CHICAGO BOARD OPTIONS
MAY __, 2003                                 EXCHANGE, INC.



        Securities to be registered pursuant to Section 12(g) of the Act:

                                      NONE
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                                (Title of Class)


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                INFORMATION REQUIRED IN REGISTRATION STATEMENT

ITEM 1.     DESCRIPTION OF REGISTRANT'S SECURITIES TO BE
            REGISTERED.

            The Registrant hereby incorporates by reference the description of the S&P 500 Linked Notes Due May ___, 2003 (the Notes") registered hereby as set forth in the following documents previously filed or to be filed by the Registrant with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the Securities Act"):

            (1)  the description set forth under the caption
"Description of Debt Securities," on pages 5 through 11 of the Registrant's Registration Statement on Form S-3 (Registration No.
333-17985); and

            (2) the description set forth under the caption "Description of the Notes" in the final Prospectus Supplement relating to the Notes to be filed with the Commission pursuant to Rule 424(b) under the Securities Act.


ITEM 2.     EXHIBITS.

            1.1 - Form of Indenture, dated as of May 31, 1991, between The Bear Stearns Companies Inc. and The Chase Manhattan Bank (formerly Chemical Bank and successor by merger to Manufacturers Hanover Trust Company)(incorporated by reference to
Exhibit 4(a) to the Registrant's Registration Statement No. 333-17985 on Form S-3).

            1.2  -  Form of S&P 500 Linked Note due May __, 2003.




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                                   SIGNATURE



            Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

                                   THE BEAR STEARNS COMPANIES INC.


                                   By:  /s/ Samuel L. Molinaro, Jr.
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                                   Name:   Samuel L. Molinaro, Jr.
                                   Title: Chief Financial Officer and
                                       Senior Vice President - Finance

Date:  May 15, 1997



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


                               EXHIBIT INDEX



            1.1 - Form of Indenture, dated as of May 31, 1991, between The Bear Stearns Companies Inc. and The Chase Manhattan Bank (formerly Chemical Bank and successor by merger to Manufacturers Hanover Trust Company)(incorporated by reference to
Exhibit 4(a) to the Registrant's Registration Statement No. 333-17985 on Form S-3).

            1.2  -  Form of S&P 500 Linked Note due May __, 2003.



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